UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2023

Near Intelligence, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39843	85-3187857
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 W Walnut St., Suite A-4 Pasadena, California 91124	91124
(Address of principal executive offices)	(Zip Code)

(628) 889-7680

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NIR	The Nasdaq Global Market
Warrants, each exercisable for one share of Common Stock for $11.50 per share	NIRWW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Waiver and Amendment No. 3 to Financing Agreement

As previously disclosed, Near Intelligence, Inc. (the “Company”) is party to that certain Financing Agreement dated November 4, 2022 (as amended from time to time, the “Financing Agreement”) with Near Intelligence LLC (a wholly owned subsidiary of the Company) as borrower, certain of the Company’s other subsidiaries party thereto as guarantors, the lenders party thereto, and Blue Torch Finance LLC, as administrative agent and collateral agent (“Blue Torch”). Pursuant to the Financing Agreement, the Company was required to, among other things, (i) maintain minimum Liquidity (as defined in the Financing Agreement) above specified thresholds and (ii) raise additional capital from the issuance of subordinated indebtedness or equity securities (“Junior Capital”) on or before specified dates (the “Junior Capital Financing Conditions”). In addition to the Junior Capital Financing Conditions, on or before May 31, 2023, the Company was required to receive net cash proceeds of at least $50.0 million from the issuance of Junior Capital (the “Subsequent Financing Condition”). As previously disclosed, as of April 15, 2023 and May 1, 2023, the Company’s Liquidity was less than the minimums required under the Financing Agreement and, as a result, the Company was in breach of the applicable covenants and such breaches constituted events of default under the Financing Agreement (the “Liquidity Defaults”). Furthermore, the Company did not fully satisfy the Junior Capital Financing Conditions and, as a result, the Company was required to prepay all outstanding obligations under the Financing Agreement. The Company did not make such prepayment and its failure to comply with such mandatory prepayment obligation also constituted an event of default under the Financing Agreement. As previously disclosed, on May 5, 2023 and May 10, 2023, the Company, Near Intelligence LLC, the Company’s subsidiary guarantors and the Required Lenders (as defined therein) entered into forbearance agreements with Blue Torch, pursuant to which Blue Torch agreed to temporarily forbear from exercising its default-related rights and remedies against the Company solely with respect to the events of default related to the Junior Capital Financing Conditions and the Liquidity Defaults (collectively, the “Existing Defaults”) for a specified period.

Effective as of May 18, 2023, the Company entered into that certain Waiver and Amendment No. 3 to Financing Agreement (“Waiver and Amendment No. 3”) with Near Intelligence LLC, the Company’s subsidiary guarantors, Blue Torch and the Required Lenders, pursuant to which, among other things, (i) Blue Torch waived the Existing Defaults and (ii) the parties agreed to amend certain terms of the Financing Agreement relating to (x) the Junior Capital Financing Conditions, (y) the minimum Liquidity requirements and (z) the leverage ratios required for withdrawals of proceeds under the Financing Agreement. In accordance with Waiver and Amendment No. 3, on or prior to May 20, 2023 (or such later date as may be agreed in writing), the net cash proceeds from the issuance of Junior Capital after March 23, 2023, plus net cash proceeds from the trust account (the “Trust Account”) following the previously disclosed business combination transaction consummated on March 23, 2023 (the “Business Combination”), must be at least $21.0 million in the aggregate (the “Amended Junior Capital Financing Condition”). In addition, the Subsequent Financing Condition was eliminated. Furthermore, (i) from April 14, 2023 to May 20, 2023, the Company may not permit its Liquidity to be less than the sum of (x) $10.0 million and (y) the DB/Harbert Deferred Payment Amount (as defined in the Financing Agreement) reduced by $3.8 million, and (ii) from May 20, 2023 forward, the Company may not permit its Liquidity to be less than $20.0 million. Additionally, pursuant to Waiver and Amendment No. 3, the parties agreed that $2.0 million of a $5.0 million deferred consent fee payable under the Financing Agreement is due and payable as of May 18, 2023, and has been automatically paid-in-kind and capitalized on the outstanding principal amount of the loans. The remaining $3.0 million of the deferred consent fee will become due and payable (i) if as of May 20, 2023, (x) the Company fails to obtain net cash proceeds from the issuance of Junior Capital after March 23, 2023 of at least $20.0 million and (y) after giving effect to payment of all outstanding fees and expenses related to the Business Combination, pro forma liquidity is not at least $32.0 million, or (ii) upon occurrence of certain other events of default under the Financing Agreement.

As described below, on May 18, 2023, the Company raised additional Junior Capital in an amount which, together with the net proceeds from the issuance of convertible debentures on March 31, 2023 and the Trust Account, equaled or exceeded $21.0 million. Accordingly, the Company has satisfied the Amended Junior Capital Financing Condition.

The foregoing description of Waiver and Amendment No. 3 does not purport to be complete and is qualified in its entirety by reference to the full text of Waiver and Amendment No. 3, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Issuance of Convertible Debentures and Related Securities

On May 18, 2023, the Company entered into a securities purchase agreement (the “Part A-2 Purchase Agreement”) with the investors listed on Schedule I thereto (the “Part A-2 Investors”), in connection with the issuance and sale by the Company of (i) convertible debentures in an aggregate principal amount of $2,500,000 (the “Part A-2 Convertible Debentures”) and (ii) warrants (the “Warrants”) to purchase an aggregate of 62,500 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”). Also on May 18, 2023, the Company entered into a securities purchase agreement (the “Part B Purchase Agreement” and, together with the Part A-2 Purchase Agreement, the “Purchase Agreements”) with the investors listed on Schedule I thereto (the “Part B Investors” and together with the Part A-2 Investors, the “Investors”), in connection with the issuance and sale by the Company of (i) convertible debentures in an aggregate principal amount of $11,440,217 (the “Part B Convertible Debentures”, and together with the Part A-2 Convertible Debentures, the “Convertible Debentures”) and (ii) an aggregate of 263,125 shares of Common Stock (the “Commitment Fee Shares”). The Part B Convertible Debentures were issued at an original issue discount of 8%, resulting in aggregate gross proceeds to the Company of $10,525,000.

The Part A-2 Convertible Debentures bear interest at an annual rate of 0.01% and will mature on the date that is the later of (i) February 2, 2027 and (ii) 90 days after the final maturity date of the term loans issued pursuant to the Financing Agreement. The Part B Convertible Debentures bear interest at an annual rate of 10% and will mature on the date that is the later of (i) the one-year anniversary of the issuance date of the Part B Convertible Debentures or (ii) the earlier of (a) 90 days after the final maturity date of the term loans issued pursuant to the Financing Agreement or (b) the termination or repayment of the term loans issued pursuant to the Financing Agreement. The interest rate is subject to increase to 15% upon the occurrence and during the continuance of any Event of Default (as defined therein). The maturity date of any Convertible Debenture may be extended at the option of the applicable Investor. The Convertible Debentures are subordinate to all obligations of the Company to Blue Torch under the Financing Agreement, including Blue Torch’s security interests in the Company’s property.

Subject to the Stockholder Approval Requirement (as defined below), beginning November 14, 2023, any portion of the outstanding and unpaid principal amount of the Part A-2 Convertible Debentures, together with any accrued but unpaid interest, may be converted into shares of Common Stock (the “Part A-2 Conversion Shares”) based on a conversion price of the lower of (i) $10.01, or (ii) 75% of the average of the daily VWAPs (as defined below) during the 20 consecutive trading days immediately preceding the conversion date or other date of determination, but not lower than a floor price of $0.45 (the “Floor Price”).

Subject to the Stockholder Approval Requirement, any portion of the outstanding and unpaid principal amount of the Part B Convertible Debentures, together with any redemption premium and accrued but unpaid interest, may be converted into shares of Common Stock (the “Part B Conversion Shares”, and together with the Part A-2 Conversion Shares, the “Conversion Shares”) based on a conversion price of the lower of (i) $2.23, or (ii) 90.0% of the lowest daily VWAP of the Common Stock during the seven consecutive trading days prior to the conversion date, but not lower than the Floor Price.

Subject to the Part B Subordination Agreement (as defined below), the Company may, at its option, elect to redeem a portion or all amounts outstanding under either Part B Convertible Debenture in cash, plus a 5% redemption premium on the amount to be redeemed, provided that (i) the last reported closing price of the Common Stock is less than $2.23 and (ii) the Company provides the applicable holder with at least five business days’ prior written notice of its desire to exercise such redemption right. Upon receipt of a redemption notice, a holder shall have five business days to elect to convert all or any portion of its Part B Convertible Debenture in lieu of redemption.

For purposes of the Convertible Debentures, “VWAP” means the daily dollar volume-weighted average price for such security on the Nasdaq Global Market as reported by Bloomberg through its “Historical Prices – Px Table with Average Daily Volume” functions.

Except for YA II PN, Ltd. (“Yorkville”), no Investor may convert its Convertible Debentures until the transactions contemplated by the Purchase Agreements (as well as any other transactions that may be considered part of the same series of transactions pursuant to and in accordance with Nasdaq rules and regulations) have been approved by the Company’s stockholders in accordance with Nasdaq Listing Rule 5635(d) (the “Stockholder Approval Requirement”). Yorkville may convert its Convertible Debenture so long as the aggregate number of shares of Common Stock issued pursuant to its Convertible Debenture does not exceed 6,004,000 shares (the “Exchange Cap”), provided, however, that the foregoing restriction will no longer apply upon satisfaction of the Stockholder Approval Requirement. Furthermore, the Convertible Debentures may not be converted into shares of Common Stock to the extent such conversion would result in the applicable Investor and its affiliates having beneficial ownership of more than 4.99% (or in the case of one investor, 9.99%) of the Company’s then outstanding shares of Common Stock, provided that this limitation may be waived by the Investor upon not less than 65 days’ prior notice to the Company.

The Convertible Debentures contain certain representations, warranties, covenants, and events of default including, among other things, if the Company becomes delinquent in its periodic report filings with the Securities and Exchange Commission (the “SEC”) and if any event of default under the Financing Agreement results in the indebtedness thereunder becoming or being declared due and payable. If an event of default under the Convertible Debentures occurs and is continuing, the full unpaid principal amount of the applicable Convertible Debentures, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the applicable Investor’s election by notice to the Company, immediately due and payable in cash.

The Warrants have an exercise price of $0.01, subject to certain adjustments. The Warrants will be immediately exercisable into shares of Common Stock upon satisfaction of the Stockholder Approval Requirement and expire at 5:00 p.m. Eastern Time on May 18, 2027. No portion of the Warrants may be exercised to the extent that, after giving effect to such exercise, the applicable Part A-2 Investor and its affiliates would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, provided that this limitation may be waived by the Part A-2 Investor upon not less than 65 days’ prior notice to the Company.

The Part B Convertible Debentures provide that, upon the occurrence of a Trigger Event (as defined below) and subject to a Subordination Agreement among the Part B Investors and Blue Torch (the “Part B Subordination Agreement”), the Company must make monthly cash payments against the principal amount then outstanding in an amount equal to $1,000,000 of the principal amount of such Part B Convertible Debenture plus accrued and unpaid interest thereon, if any, plus a redemption premium of 5% of the triggered payment amount (each, a “Trigger Payment” and collectively, the “Trigger Payments”). A “Trigger Event” occurs if (i) the daily VWAP is less than the Floor Price for five trading days during a period of seven consecutive trading days (the “Floor Price Trigger”) or (ii) in the case of Yorkville only, at any time on or after July 31, 2023 the Company has issued in excess of 95% of the Common Stock available under the Exchange Cap (the “Exchange Cap Trigger”). The Company’s obligation to make Trigger Payments shall be reduced by an amount equal to any portion of the principal amount of such Part B Convertible Debenture, together with any accrued and unpaid interest, that, following the applicable Trigger Date, is converted into shares of Common Stock at the option of the holder. The Company’s obligation to make Trigger Payments will continue until, in the case of a Floor Price Trigger, the fifth consecutive trading day that the VWAP is greater than 110% of the Floor Price, or, with respect to an Exchange Cap Trigger, the Company has obtained stockholder approval to increase the number of shares of Common Stock under the Exchange Cap and/or the Stockholder Approval Requirement has been satisfied.

The aggregate principal amount of Part A-2 Convertible Debentures and the aggregate number of Warrants disclosed above include a $600,000 principal amount Convertible Debenture and 15,000 Warrants issued to KludeIn Prime, LLC (“KludeIn Prime”). Mini Krishnamoorthy, who serves on the Company’s Board of Directors, is a member of KludeIn Prime, and Ms. Krishnamoorthy’s spouse is a managing member of KludeIn Prime. As a result, Ms. Krishnamoorthy may be deemed to have an indirect interest in the transactions between the Company and KludeIn Prime. KludeIn Prime also agreed that, until the Stockholder Approval Requirement is satisfied, it will not convert any portion of the convertible debentures, in aggregate principal amount of $2,319,325, or exercise any of the warrants, exercisable for up to 57,984 shares of Common Stock, purchased pursuant to the securities purchase agreement, dated March 31, 2023, by and among the Company and the investors listed on Schedule I thereto.

In connection with Yorkville’s investment in the Part B Convertible Debentures, entities affiliated with certain officers of the Company (collectively, the “Stockholder Guarantors”) entered into a Guaranty in favor of Yorkville (the “Stockholder Guaranty”). Pursuant to the Stockholder Guaranty, upon failure of the Company to make any Trigger Payment when due, including in the event the Company is unable to make a Trigger Payment as a result of the Part B Subordination Agreement, the Stockholder Guarantors will be obligated to make such Trigger Payment to Yorkville. Upon receipt of a Trigger Payment from any Stockholder Guarantor, Yorkville will transfer to such Stockholder Guarantor a portion of the Part B Convertible Debenture in an amount equal to the Trigger Payment received, less the redemption premium. Each Stockholder Guarantor also agreed to certain lock-up provisions during the term of the Stockholder Guaranty.

The foregoing description of the Part A-2 Convertible Debentures, the Warrants, the Part B Convertible Debentures, the Part A-2 Purchase Agreement and the Part B Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such instruments and agreements, copies of which are filed as Exhibits 4.1, 4.2, 4.3, 4.4, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the applicable Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreements are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreements, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Registration Rights Agreements

In connection with the entry into the Purchase Agreements and the issuance of the Convertible Debentures, the Warrants and the Commitment Fee Shares, the Company entered into Registration Rights Agreements with the Investors (the “Registration Rights Agreements”) pursuant to which the Company is required to file a registration statement registering the resale by the Investors of the Conversion Shares, the Warrant Shares and the Commitment Fee Shares under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Registration Rights Agreements, the Company is required to meet certain obligations with respect to, among other things, the timeliness of the filing and effectiveness of registration statements. The Company is required to file a (i) registration statement related to the shares issuable upon conversion of the Part A-2 Convertible Debentures and upon exercise of the Warrants no later than thirty (30) days following May 18, 2023, and (ii) a registration statement related to the shares issuable upon conversion of the Part B Convertible Debentures and the Commitment Fee Shares no later than fifteen (15) days following May 18, 2023.

The foregoing description of the Registration Rights Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreements, copies of which are filed as Exhibits 10.4 and 10.5, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K with respect to Waiver and Amendment No. 3 and the Convertible Debentures is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Convertible Debentures, the Warrants and the Commitment Fee Shares is incorporated herein by reference.

The Convertible Debentures, the Warrants and the Commitment Fee Shares issued to the Investors on May 18, 2023 were issued to the Investors, as applicable, in reliance upon Section 4(a)(2) of the Securities Act, in a transaction not involving any public offering. The Company relied on this exemption from registration based in part on representations made by the Investors in the Part A-2 Purchase Agreement and Part B Purchase Agreement, as applicable. The Convertible Debentures, the Conversion Shares, if any, the Warrants, the Warrant Shares and the Commitment Fee Shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. To the extent that any Conversion Shares are issued, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Convertible Debentures and any respective resulting issuance of the Conversion Shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Part A-2 Convertible Debenture dated May 18, 2023.
4.2	Form of (Part A-2) Warrant dated May 18, 2023.
4.3	Form of Part B Convertible Debenture dated May 18, 2023 (Yorkville).
4.4	Form of Part B Convertible Debenture dated May 18, 2023 (Polar).
10.1

Waiver and Amendment No. 3 to Financing Agreement, dated May 17, 2023 and effective as of May 18, 2023, by and among Near Intelligence, Inc., Near Intelligence LLC, the Guarantors party thereto, the Required Lenders party thereto and Blue Torch Finance LLC.

10.2*	Securities Purchase Agreement (Part A-2), dated as of May 18, 2023, by and among Near Intelligence, Inc. and the investors listed on Schedule I thereto.
10.3*	Securities Purchase Agreement (Part B), dated as of May 18, 2023, by and among Near Intelligence, Inc. and the investors listed on Schedule I thereto.
10.4	Registration Rights Agreement (Part A-2), dated as of May 18, 2023, by and among Near Intelligence, Inc. and the persons listed on Schedule I thereto.
10.5	Registration Rights Agreement (Part B), dated as of May 18, 2023, by and among Near Intelligence, Inc. and the persons listed on Schedule I thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2023

NEAR INTELLIGENCE, INC.

	By:	/s/ Rahul Agarwal
Rahul Agarwal
Chief Financial Officer